UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 8, 2021

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	RCII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 8.01 hereof is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders of Rent-A-Center, Inc. (the “Company”), held on June 8, 2021 (the “2021 Annual Meeting”), the Company’s stockholders voted on five matters: (1) the election or re-election of two Class III directors nominated by the Company’s board of directors, (2) the ratification of the Audit & Risk Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, (3) the advisory vote on the compensation of the named executive officers of the Company for the year ended December 31, 2020, as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 26, 2021, (4) the approval of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”), and (5) the approval of an amendment to the Company’s Certificate of Incorporation to declassify the Company’s board of directors and provide for the annual election of the entire board of directors (the “Declassification Amendment”). The final voting results for each proposal are set forth below.

Proposal One: Having received more than a majority of votes cast at the meeting, each of the individuals named below was elected or re-elected as a Class III director:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Glenn Marino	54,229,769	3,916,057	20,871	2,714,786
B.C. Silver	57,856,279	287,194	23,224	2,714,786

Proposal Two: The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified with voting on the proposal as follows:

Votes For	Votes Against	Abstentions
60,584,341	275,079	22,063

Proposal Three: The compensation of the named executive officers of the Company for the year ended December 31, 2020 was approved, on an advisory basis, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,080,639	1,025,058	61,000	2,714,786

Proposal Four: The 2021 LTIP was approved with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,485,576	1,634,768	46,353	2,714,786

Proposal Five: The Declassification Amendment was approved with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,999,513	105,697	61,487	2,714,786

Item 8.01 Other Events.

At the 2021 Annual Meeting, the stockholders of the Company approved the Declassification Amendment. The Declassification Amendment was previously approved and adopted by the Company’s board of directors. The Declassification Amendment became effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State on June 8, 2021.

Each director of the Company tendered his or her resignation following the 2021 Annual Meeting and was subsequently reappointed by the remaining directors such that each director now serves a one-year term and will stand for election or re-election annually beginning at the Company’s 2022 annual meeting of stockholders.

The description above is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with its approval of the 2021 LTIP, the Company's board of directors also approved certain forms of award agreements to be used to evidence awards of restricted stock units, performance stock units, stock options and deferred stock units granted thereunder. A description of the 2021 LTIP and the types of awards that may be granted thereunder was included with the Company's Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 26, 2021, and is incorporated into this Item 8.01 by reference, and the 2021 LTIP and corresponding forms of award agreements are attached hereto as Exhibits 10.1-10.5 and are incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Rent-A-Center, Inc., dated June 8, 2021.
10.1	Rent-A-Center, Inc. 2021 Long-Term Incentive Plan.
10.2	Form of Rent-A-Center, Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement.
10.3	Form of Rent-A-Center, Inc. 2021 Long-Term Incentive Plan Performance Stock Unit Award Agreement.
10.4	Form of Rent-A-Center, Inc. 2021 Long-Term Incentive Plan Stock Option Award Agreement.
10.5	Form of Rent-A-Center, Inc. 2021 Long-Term Incentive Plan Deferred Stock Unit Award Agreement.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: June 9, 2021	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary